Exhibit 99.2

Filed by Third Point Reinsurance Ltd.
pursuant to Rule 425 under the Securities Act of 1933
and deemed filed under Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Sirius International Insurance Group Ltd.
Commission File No.: 001-38731
Date: August 7, 2020

Third Point Re And Sirius Group’s Merger Announcement Call
August 7, 2020

Operator
Good morning, ladies and gentlemen, and welcome to the Third Point Re and Sirius Group's merger announcement call. As a reminder, this conference is being recorded, and we will not be opening the call for questions. I would now like to turn the call over to Mr. Chris Coleman. Please go ahead, sir.
Christopher S. Coleman
Thank you, operator, and good morning, everyone. Thank you for joining our presentation to announce Third Point Re’s combination with Sirius Group and the anticipated creation of SiriusPoint. I’m Chris Coleman, Chief Financial Officer of Third Point Re. On the call today are Josh Targoff, who has served as Chairman of Third Point Re and is currently a member of our Board; Sid Sankaran, the new Chairman of Third Point Re who will also serve as Chairman and Chief Executive Officer of SiriusPoint; and Dan Malloy, Chief Executive Officer of Third Point Re.
We are here today to tell you more about this exciting transaction. As a reminder, we have posted a presentation that will be referenced during this call as well as a press release outlining the transaction to the investor relations section of our website.
Before we start, I would like to remind you that comments today regarding the company’s future business plans, prospects and financial performance are forward-looking statements that we make pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are made based on management’s current knowledge and assumptions about future events and may involve risks and uncertainties that could cause actual results to differ materially from our expectations. In providing projections and other forward-looking statements, the company disclaims any intent or obligation to update them. For additional information on important factors that could affect these expectations, please see our annual report for the year ended December 31, 2019, and our subsequent filings made with the U.S. Securities and Exchange Commission.
This communication does not constitute an offer to sell or the solicitation of any offer to buy any securities or solicitation of any vote or approval. In connection with the proposed merger, the companies intend to file a registration statement on Form S-4 containing a proxy statement prospectus with the SEC, and you should read the proxy statement prospectus when it becomes available because it will contain important information. Both companies and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders in respect of the proposed merger.

Exhibit 99.2
Information about each company’s directors and executive officers is set forth in their respective 10-Ks and other reports filed with the SEC. You may obtain additional information regarding the interest of such participants by reading the proxy statement prospectus regarding the proposed merger when it becomes available.
I’ll now turn the call over to Josh Targoff.
Joshua Targoff
Thanks, Chris, and hi, everyone.
Let’s start with Slide 3. I’ve been involved with Third Point Re since its inception in 2011, and the creation of SiriusPoint is an exciting inflection point that marks a compelling path forward in creating value for all our stakeholders. We will be a strong, top tier global reinsurer well positioned to capitalize on the unique market opportunity that is currently underway.
As many of you already know, Third Point Re has done substantial work over the past 18 months to accelerate our transformation into a global specialty reinsurance company. This has meant a steady focus on underwriting profitability and expansion into more profitable lines, with marked success. In addition to the work we’ve done organically, we have been looking for a partner to allow us to advance and accelerate our progress. As a result, when Sirius Group began its strategic review earlier this year, we were immediately interested in light of their significant underwriting capabilities across key lines on a global scale. We believe that the industrial logic of the transaction is compelling, and we’re confident that our stakeholders will now agree.
Our evolution as an enterprise is worth emphasizing. Many of you know that we started out as a reinsurer focused on total return, generating float by writing low volatility, long-dated reinsurance. During our first several years of operations under that model, we experienced some success. Over time, however, we came to realize the limitations of the model. It was difficult to find profitable, low-volatility underwriting business, and the inherent volatility of our strong investment returns was off-putting to many insurance investors.
Now, we are poised for a new chapter on our evolution – one that introduces a new paradigm of a reinsurer partnering with an investment firm. With the creation of SiriusPoint, we have a unique strategic opportunity to establish a powerful new entity that focuses on underwriting and also strives for excellence on both sides of the balance sheet.
One of the compelling aspects of this transaction is that it will clear actual or perceived market overhangs for both parties. For Third Point Re, obviously, this transaction will allow us to completely turn the page from the “hedge fund re” moniker. You’ll hear more about our new relationship with Third Point LLC in a few minutes, and how it is expected to drive shareholder returns with less volatility. For Sirius Group, they were saddled with market concerns relating to Sirius’ large owner, CMI Group. We welcome the partnership with CMI into SiriusPoint, and thank them for agreeing to a 9.9% voting cutback, despite owning approximately 35% of the equity of the combined business. This could only have been accomplished by establishing a relationship of trust between us and CMI, and we are proud to have forged a real partnership. We look forward to growing the company together with them.

Exhibit 99.2
As announced, SiriusPoint’s Chairman and CEO will be Sid Sankaran, who joined Third Point Re’s Board a year ago. As Chris just mentioned, Sid has succeeded me as Chairman of TPRE, a transition I happily embrace. Sid’s unique combination of untiring work ethic, superb insurance acumen, and diversified background make him the only person our Board would consider to take on the task of reimagining SiriusPoint, and I look forward to supporting his efforts as a continuing Board member. Sid has incredible industry experience and insight gained through his tenure as CFO and Chief Risk Officer of AIG, and more recently, as CFO of Oscar Health. He’s the right person to lead SiriusPoint as we move forward.
Turning to slide 4.
Sid will be supported by a great team, with significant underwriting expertise across the enterprise.
We are pleased that in combining Sirius and Third Point Re, we will have some of the most talented underwriters in the industry, and this team will be a cornerstone of our success. Both sides have long tenured experienced underwriters and they’ll be driving our business. For example, Dan Malloy, who you’ll hear from in a bit, will be returning to his underwriting roots and will remain a senior underwriting executive of SiriusPoint following the closing. Dan deserves immense credit for stepping into the CEO role at Third Point Re (which he did not seek) and through his leadership commenced the transformation of the company into a specialty reinsurer well on its way to underwriting profitability. We thank Dan for all his efforts and look forward to many more years working together as we continue to build SiriusPoint.
Additionally, we’re very pleased that Third Point Re’s former Lead Independent Director, Steve Fass, will be joining SiriusPoint as Vice Chairman. Steve is a former CEO of the Sirius business, and he knows many of the senior executives and its operations there, so he’ll work closely with Sid and the team on the integration of the two companies.
SiriusPoint’s management will be overseen by a strong and independent Board, made up of the current Third Point Re Board and two new additions from the Sirius Group Board: Rachelle Keller and Peter Tan. Also, it’s worth noting that both companies share an entrepreneurial culture, a laser focus on clients, and enthusiasm for the growth opportunity ahead.
As for Kip Oberting, while he will be stepping down as CEO of Sirius Group at closing, we appreciate the strong oversight that will continue under his direction between now and that time, and we thank him for his leadership and dedication to Sirius.
With that, let me hand it over to Sid to share more about our transformative vision for SiriusPoint.
Siddhartha (Sid) Sankaran
Thanks, Josh, and hi everyone. I look forward to speaking with each of you in the months and years to come.
For those of you who don’t know me, I’m an actuary by training and spent almost a decade at AIG, first as Chief Risk Officer and then as CFO. I’ve had a great experience being part of the Third Point Re Board for the past year and I’m thrilled to have this opportunity to take the

Exhibit 99.2
combined company to a new level of success. I’m really looking forward to working with Dan, Steve, and the rest of the SiriusPoint team to realize our vision.
Josh has given you good perspective on how we got to where we are. Now, let me tell you why I’m so excited about our future, which you can see summarized on slide 5.
The primary reason this is a strategic transaction for us is the people of Sirius Group. They bring deep experience and expertise in underwriting, with employee specialists across the globe. It’s been clear to me in meeting with the team that Sirius has terrific underwriting talent – and that they are deeply dedicated to their clients and excited to take the next step with me to growing the business profitably. The bottom line in our business is that underwriting comes first, and this is a team is excited for the future.
It’s also very clear that this transaction is transformative for us, based on the platform and capabilities that we can now bring to the table. A number of differentiators will drive our success. First, we’ll have a global platform with access to admitted and non-admitted paper in Europe, the U.S., Bermuda, and Lloyd’s. We will offer clients and brokers a diverse reinsurance franchise, including a niche, hard-to-replicate European branch network and a specialized A&H business. Within A&H, we’ll also have the benefit of their dedicated in-house managing general underwriters, ArmadaCorp Capital and International Medical Group, which are sticky relationships that are profit-aligned.
This transaction is all about looking forward towards market opportunities. The combination of the two companies will provide SiriusPoint with a larger capital base that will enable us to capitalize on improving market conditions. We’ll have a diversified portfolio mix across a range of attractive classes of business and a more traditional investment allocation that will also leverage the strengths of our strategic partnership with Third Point LLC, which I’ll speak to later. This means lower volatility while still taking advantage of opportunities to improve risk-adjusted returns across asset classes.
Turning to slide 6, financially, this transaction is a great opportunity for both companies’ shareholders.
On all traditional financial metrics, this transaction is expected to be accretive. The transaction is expected to be accretive to both EPS and return on equity in the first year after close. In addition to positioning the company for attractive book value and earnings growth, this transaction also removes the overhangs on both companies’ current valuation. This should result in a re-rating of the combined company’s trading multiple to a level more in line with our peers. This will further enhance the value creation opportunity for SiriusPoint shareholders.
While issuing a significant number of Third Point Re shares at a significant discount to book value is expected to result in some dilution to book value per share, we expect a relatively short payback period with only a modest improvement in the valuation profile required for us to breakeven. While there are puts and takes to the consideration, we are acquiring Sirius Group at approximately 80% of tangible book value. We believe that all of our combined shareholders in the new SiriusPoint will benefit from the long-term economic value in this deal.

Exhibit 99.2
We, of course, anticipate having a strong pro forma balance sheet, with less than 30 percent leverage at close and reducing over time. We’ve discussed our plans with the rating agencies and believe strongly that given all of these factors – as well as our strong pro forma financial performance and capitalization with further ability to reposition our risk profile – the strategic transformation we are executing will have positive credit implications for the combined company.
On slide 7, you can see Sirius Group on a standalone basis is a very well-established reinsurance and insurance provider. The team brings a strong track record of underwriting profitability, including a historical net combined ratio outperformance versus the reinsurance industry. They have $2.6 billion in total capital and $1.9 billion in gross premiums written, and are a top 20 global reinsurer, providing a wide range of coverages to clients in nearly 150 countries.
This includes health and travel products to consumers through two dedicated managing general underwriters: International Medical Group and ArmadaCorp Capital. And as I said earlier, these are extremely valuable partnerships and will be central to our success in the A&H space in the long-term. Sirius Group has also nurtured longstanding relationships with clients and brokers that’ll be invaluable to the combined organization. These are remarkable relationships that have stood the test of time, and we look forward to our clients and brokers continuing to partner with us for years to come.
As I look forward, I have a few specific thoughts on the business. Look, I probably can’t say this enough, but underwriting comes first. Historically, this is a terrific underwriting organization that may have lost its way a little bit in trading off growth versus managing profitability and risk. We are going to refocus on the bottom line and improve the combined ratio.
Second, we have a great platform and all the bones to be a global reinsurance player. There are some parts of the platform we need to reinvigorate in terms of our broker and client relationships and of course underwriting, and we’re excited to do so.
Finally, we need to modernize our infrastructure and IT so we can get to the expense ratios that are best-in-class. Technology is a passion of mine, and this will benefit us in the long run.
I’ll be measuring us on our improvements in the combined ratio, which as we execute will translate to book value per share growth and improvement in our ROE.
Before I hand it over to Dan Malloy, I’d like to chat about the new strategic partnership that we announced with Third Point LLC, on slide 8. We are both very excited as this is truly a win-win for both companies. As Josh alluded to, Third Point Re has had a legacy perception as a captive vehicle. That’s because traditionally, we’ve had a large portion of our invested assets in Third Point LLC’s enhanced fund.
In recent months, the Board and management have been focused on evolving that model, culminating in the reconstituted partnership we announced today. Under the new arrangement, SiriusPoint’s traditional investments – which will comprise the vast majority of its portfolio – will be outsourced to a diversified range of third-party asset managers. Third Point LLC will continue to manage investments in specialty asset classes as well as working with us on tailored asset-liability management strategies. This will be a strategic differentiator on the return side while

Exhibit 99.2
also reducing volatility and creating a portfolio mix more in line with peer property/casualty reinsurers. We have already seen the benefit of this partnership in our second quarter investment returns as we partner with Third Point in specialty asset classes that have attractive return profiles and meet our risk appetite.
With that, I’d like to invite Dan to share some more color about the combined SiriusPoint’s underwriting platform and capabilities.
Daniel V. Malloy
Thanks, Sid, and good morning, everyone. I’ve been in the reinsurance business for almost 40 years and at Third Point Re for almost nine. I can’t remember the last time I’ve been so excited about our prospects. As you’ve heard today, this transaction is all about focusing on our underwriting talent in order to capitalize on market opportunities. We have the capital, the platforms, and the people to support a wide range of clients and profitably grow our business.
Slide 9 shows what the addition of Sirius brings to our company. It is a respected global reinsurer with a 75-year history of partnering with clients and brokers. Their team shares with ours a strong underwriting culture and a commitment to fostering relationships. I know, respect, and have done business over the years with many of my future colleagues.
Sirius has developed an extensive branch system that offers a range of products to clients in more than 150 countries, meaningfully expanding our profile. Their integrated A&H business includes ownership of two MGUs, which are big contributors to success in specialty areas of the business, and syncs with our ongoing effort to forge closer ties with specialty lines, distribution, and underwriting.
We’re also excited about the Specialty lines operation, a commercial insurance business that is demonstrating strong growth in the U.S. I know many teams that are interested in such a platform and expect it will accelerate our strategic investment and reinsurance ROFR initiatives which accounts for about 10% of TPRe’s 2020 projected volume. Sirius Group’s Global Solutions and Run-off business is also expected to add value as demand for its coverages and claims handling is expected to increase, and it complements our capital relief product offering.
Moving to slide 10, here’s how the combined platform will look on a pro forma basis. Note that SiriusPoint’s business mix will be roughly 80% reinsurance and 20% insurance, based on the 2019 gross premiums written of about $2.5 billion. We have a strong pipeline of specialist insurance opportunities that will fit well in the new company. The combined underwriting businesses are complementary and will comprise 36% Global Property, 33% Specialty & Casualty, and 24% Accident & Health. That’s a much broader and balanced mix for us, so we will be better positioned to respond and grow across more product lines in this improving market.
Potential new class of 2020 insurers are still in the process of starting up from scratch. But at closing, SiriusPoint will already be many steps ahead. As you can see from slide 11, we’ll be a significant player with the capital structure, platforms, underwriting talent, and most importantly, the clients already in-place. We expect to improve profitability by deepening these all important

Exhibit 99.2
client relationships and offering a wide range of coverage at a time when we are needed more than ever.
Following the closing, we expect SiriusPoint to be in the top tier of reinsurers by gross written premiums and tangible capital, as you can see in slide 12, which shows our ranking among Bermuda-based peers. I can tell you from experience that our larger capital base, as well as broader product offering, will give us opportunities to expand relationships with customers and brokers, thus creating value for our shareholders.
With that, I’d like to invite Chris to walk you through the terms of the transaction. As you know, Third Point Re also reported financial results for the second quarter ending June 30, 2020 at the same time as we announced our combination with Sirius. We’d like to take a few moments for Chris to speak with you about our performance.
Christopher S. Coleman
Thanks, Dan. Please turn to slide 13. The total deal consideration is estimated at $788 million, which comprises stock, cash, and other contingent value components, representing approximately 80 percent of Sirius Group’s reported tangible book value as of June 30, 2020. The transaction is structured to provide Sirius shareholders with optionality to receive immediate cash value for their shares or to continue as SiriusPoint shareholders with the ability to participate in the company’s future success.
All shareholders of Sirius will have the ability to elect one of three options:
One, $9.50 in cash per share.
Two, Third Point Re shares plus a Contingent Value Right, which, taken together, guarantee that on the second anniversary of the closing date, the electing shareholders will have received equity and cash of at least $13.73 per share in value.
Or three, a combination of cash, Third Point Re shares, five-year warrants, and an upside right. The third option also contains Series A Preference shares as part of the consideration package with an expected value of $100 million that will be settled into common shares at the three year anniversary, subject to an adjustment based on each company’s respective COVID losses. Given the uncertainty around the ultimate impact of COVID-19 to each company’s loss estimates, this mechanism provides shareholders of each company with protection should either company’s ultimate COVID losses develop more than the other relative to current expectations.
CMIG, Sirius Group’s majority shareholder, representing approximately 96% of Sirius Group’s outstanding shares, has agreed to select the third option. They believe in the value creation potential of the combined company and are taking a majority of their consideration in shares and other contingent value instruments with significant upside potential. CMIG has also agreed to a 9.9% voting cap that will eliminate any historical stakeholder concerns relating to Sirius Group’s governance and access to capital markets.
We expect that the cash portion of the deal consideration and other redemptions, as may be required, would be funded with excess cash and a $125 million bridge loan commitment.

Exhibit 99.2
However, we do not anticipate drawing this loan commitment as we plan to access the debt and capital markets.
In addition, Dan Loeb, Third Point Re’s largest individual shareholder, has agreed to provide an equity commitment to purchase approximately $50 million, subject to an equity commitment letter. We view Dan’s desire to maintain his ownership in the combined company as a validation of our business strategy.
We received positive feedback from the rating agencies, and we’ll continue to evaluate the capital markets for opportunities to optimize our capital structure. The transaction is subject to shareholder approvals and customary regulatory approvals, and we expect to close in the first quarter of 2021.
Now, shifting to our second quarter results, on slide 14.
For the second quarter, we generated net income of $124 million, or $1.33 per diluted share, and our return on equity was 10.1%. Our second quarter results were driven by a significant bounce back in our investment performance resulting in a consolidated investment return of 5.8% for the quarter. Our diluted book value per share at the end of the second quarter was $14.37, representing an increase of 10.1% for the quarter.
The shift in our underwriting strategy produced another quarter of underwriting profitability, notwithstanding the continued impacts of COVID-19. Our combined ratio for the second quarter was 98.3%, which included $9.9 million, or 7 points related to additional COVID-19 losses recorded in the quarter, largely in line with expectations. We reported a small benefit from favorable reserve development in the quarter, and this is now our 16th quarter in a row with no prior year adverse reserve development.
While we have recorded our current best estimate of the COVID-19 impact based on the latest information available, there remains significant uncertainty around the ultimate amount of claims and scope of damage resulting from the ongoing pandemic.
Overall, we are very pleased with our results. Our shift in business mix has placed us into higher margin property and specialty lines which are benefiting from improving market conditions. We expect to continue to benefit from our differentiated investment strategy, especially as we enter into a period of historically low interest rates. Our capital position remains strong, and we are well positioned to continue to deliver increasing shareholder value from both underwriting and investments.
I will now turn the call over to Sid for closing remarks.
Siddhartha (Sid) Sankaran
Thank you, Chris. In closing, SiriusPoint will be an entirely new class of reinsurer, uniquely positioned to capitalize on the market opportunities ahead. We’d like to thank you for your time and continued support of both Third Point Re and Sirius Group, and we look forward to our engagement with you as we work toward close and embark on our exciting future.

Exhibit 99.2
Operator
This concludes today's conference. You may disconnect your lines at this time. Thank you for your participation.

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Forward-Looking Statements
Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between Third Point Re and Sirius Group, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Third Point Re and Sirius Group and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that Sirius Group shareholders may not adopt the merger agreement or that Third Point Re shareholders may not approve the stock issuance, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner, and (5) the risk that SiriusPoint may not achieve the expected benefits of the transaction. Discussions of additional risks and uncertainties are contained in Third Point Re’s and Sirius Group’s filings with the Securities and Exchange Commission. Neither Third Point Re nor Sirius Group is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Where to Find Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Third Point Re and Sirius Group. In connection with the proposed merger, Third Point Re and Sirius Group intend to file a joint proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Third Point Re and Sirius Group with the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus, once available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Third Point Re will be made available free of charge on Third Point Re’s

Exhibit 99.2
investor relations website at https://www.thirdpointre.com/investors/. Free copies of documents filed with the SEC by Sirius Group will be made available free of charge on Sirius Group’s investor relations website at https://ir.siriusgroup.com/.
Participants in the Solicitation
Third Point Re and its directors and executive officers, and Sirius Group and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from their respective shareholders in respect of the proposed merger. Information about the directors and executive officers of Third Point Re is set forth in its Annual Proxy Statement, which was filed with the SEC on April 27, 2020. Information about the directors and executive officers of Sirius Group is set forth in its Annual Report on Form 10-K, which was filed with the SEC on April 21, 2020. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.